PROSPECTUS

DECEMBER 30, 2005

FUTURITY III

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals. You may choose among a number of variable investment options and fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Value Equity Funds
AllianceBernstein VP Growth and Income Portfolio	First Eagle VFT Overseas Variable Series
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Mid Cap Value Portfolio
Securities Fund - Class 2	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Growth	AIM V.I. Dynamics Fund[3]
Securities Fund - Class 2	Lord Abbett Series Fund International Portfolio
Lord Abbett Series Fund Growth and Income Portfolio	SCSM Blue Chip Mid Cap Fund
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
Large-Cap Blend Equity Funds	JPMorgan Small Company Portfolio[2]
AIM V.I. Core Equity Fund	Small-Cap Growth Equity Funds
AIM V.I. Premier Equity Fund	AIM V.I. Small Company Growth Fund[4]
Alger American Income & Growth Portfolio[1]	Alger American Small Capitalization Portfolio[1]
AllianceBernstein VP Worldwide Privatization Portfolio	AllianceBernstein VP Small Cap Growth Portfolio
Fidelity VIP Overseas Portfolio, Service Class 2	Goldman Sachs VIT CORESM Small Cap Equity Fund[2]
Goldman Sachs VIT CORESM U.S. Equity Fund	MFS/ Sun Life New Discovery - S Class
Goldman Sachs VIT Growth and Income Fund[2]	Small-Cap Value Equity Funds
JPMorgan International Equity Portfolio[2]	SCSM Value Small Cap Fund
JPMorgan U.S. Large Cap Core Equity Portfolio[2]	Large-Cap Growth Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust - S Class	AllianceBernstein VP Global Technology Portfolio[6]
Rydex VT Nova Fund	Large-Cap Value Sector Equity Funds
SCSM Davis Venture Value Fund	MFS/ Sun Life Utilities - S Class
Large-Cap Growth Equity Funds	Mid-Cap Value Sector Equity Funds
AIM V.I. Capital Appreciation Fund	Sun Capital Real Estate Fund(R)
AIM V.I. Growth Fund	Mid-Cap Blend Sector Equity Funds
AIM V.I. International Growth Fund	Sun CapitalSM All Cap Fund
Alger American Growth Portfolio[1]	High-Quality Intermediate-Term Bond Funds
AllianceBernstein VP Large Cap Growth Portfolio[5]	PIMCO VIT Total Return Portfolio
Fidelity VIP Contrafund(R) Portfolio, Service Class 2	Sun Capital Investment Grade Bond Fund(R)
Fidelity VIP Growth Portfolio, Service Class 2	High-Quality Long-Term Bond Funds
Goldman Sachs VIT Capital Growth Fund	MFS/ Sun Life Government Securities - S Class
Goldman Sachs VIT International Equity Fund[2]	PIMCO VIT Real Return Portfolio
MFS/ Sun Life Capital Appreciation - S Class	Medium-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Emerging Growth - S Class	PIMCO VIT Emerging Markets Bond Portfolio
MFS/ Sun Life Massachusetts Investors Growth	Low-Quality Short-Term Bond Funds
Stock - S Class	MFS/ Sun Life High Yield - S Class
Rydex VT OTC Fund	Low-Quality Intermediate-Term Bond Funds
PIMCO VIT High Yield Portfolio
Money Market Funds
Sun Capital Money Market Fund(R)

1 Not available for further investment after May 1, 2002.

2 Not available to Contracts issued on or after May 1, 2001.

3 Formerly known as the INVESCO VIF Dynamics Fund.

4 Formerly known as the INVESCO VIF Small Company Growth Fund.

5 Formerly known as the AllianceBernstein VP Premier Growth Portfolio.

6 Formerly known as the AllianceBernstein VP Technology Portfolio.

A I M Advisors, Inc., advises the AIM Variable Insurance Funds with INVESCO Funds Group, Inc., serving as sub-investment advisor to the AIM V.I. Dynamics Fund. Alliance Capital Management, LP, advises the AllianceBernstein VP Portfolios. Arnhold and S. Bleichroeder Advisers, LLC advises the First Eagle Variable Fund Trust. Fidelity(R) Management & Research Company advises the Fidelity VIP Portfolios. Fred Alger Management, Inc., advises the Alger American Funds. Goldman Sachs Asset Management, L.P., advises the Goldman Sachs VIT Funds. J.P. Morgan Investment Management Inc., advises the J.P. Morgan Series Trust II Portfolios. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO Portfolios. PADCO Advisors II, Inc., advises the Rydex VT Portfolios. Sun Capital Advisers, Inc., advises the Sun Capital Funds, SCSM Davis Venture Value Fund (sub-advised by Davis Advisors), SCSM Value Small Cap Fund (sub-advised by OpCap Advisors), and the SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP). Templeton(R) Investment Counsel, LLC, advises Templeton Foreign Securities Fund and Templeton(R) Global Advisors Limited advises Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 29, 2005 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 47 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

  SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

  P.O. Box 9133

  Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

Special Terms *

Product Highlights *

Fees and Expenses *

Example *

Condensed Financial Information *

The Annuity Contract *

Communicating to Us About Your Contract *

Sun Life Assurance Company of Canada (U.S.) *

The Variable Account *

Variable Account Options: The Funds *

The Fixed Account *

The Fixed Account Options: The Guarantee Periods *

The Accumulation Phase *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

Withdrawals, Withdrawal Charge and Market Value Adjustment *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

Contract Charges *

Account Fee *

Administrative Expense Charge *

Mortality and Expense Risk Charge *

Charges for Optional Death Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

Death Benefit *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

Due Proof of Death *

The Income Phase - Annuity Provisions *

Selection of the Annuitant or Co-Annuitant *

Selection of the Annuity Commencement Date *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

Other Contract Provisions *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

Tax Considerations *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

Administration of the Contract *

Distribution of the Contract *

Performance Information *

Available Information *

Incorporation of Certain Documents by Reference *

State Regulation *

Legal Proceedings *

Financial Statements *

Table of Contents of Statement of Additional Information *

Appendix A - Glossary *

Appendix B - Withdrawals, Withdrawal Charges and The Market Value Adjustment *

Appendix C - Calculation of Basic Death Benefit *

Appendix D - Calculation of EEB Optional Death Benefit *

Appendix E - Calculation of Death Benefit When the EEB and MAV and 5% Roll-Up Riders are Selected *

Appendix F - Calculation of EEB Plus Optional Death Benefit *

Appendix G - Calculation of EEB Plus with MAV Optional Death Benefit *

Appendix H - Calculation of EEB Plus with 5% Roll-Up Optional Death Benefit *

Appendix I - Condensed Financial Information *

Appendix J - Investment Options and Expenses for Initial Class Shares *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity III Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract provides no additional tax-deferral benefits to Contracts purchased under Qualified Retirement Plans. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of securities portfolio of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed interest rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers, or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

Each year for the first five Account Years, if your Account Value is less than $75,000 on your Account Anniversary, we deduct a $35 Annual Account Fee. After the fifth Account Year, we may increase the fee, but it will never exceed $50. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.00% of the average daily value of the Contract invested in the Variable Account, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account. If you annuitize before your eighth Account Anniversary, we will deduct, during the Income Phase, an additional charge equal to 0.25% of your daily Account Value.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefit riders, we will deduct, during the Accumulation Phase, an additional charge of from the assets of the Variable Account ranging from 0.15% to 0.40% of the average daily value of your Contract, depending upon which optional death benefit rider(s) you have elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, one or more of the optional death benefit rider. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Contract Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made in the first Account Year. For all other Account Years, the "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings, minus any free withdrawals taken during the life of your Contract or (2) 15% of the amount of all Purchase Payments made during the last 7 Account Years (including the current year) minus any free withdrawals taken during the current Account Year. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

___________

If you have any questions about your Contract or need more information, please contact us at:

     Sun Life Assurance Company of Canada (U.S.)

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

     Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	7%*

Maximum Fee Per Transfer (currently $0):	$15**

Premium Taxes
(as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***
*	Number of Complete Account Years Since Purchase Payment has been in the Account	Surrender Charge
	0-1	7%
	1-2	7%
	2-3	6%
	3-4	6%
	4-5	5%
	5-6	4%
	6-7	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. See "Contract Charges -- Premium Taxes."

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50*

Variable Account Annual Expenses

(as a percentage of average daily net Variable Account assets)
Mortality and Expense Risks Charge:	1.00%**
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.15%

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider:	0.40%***

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit Riders:	1.55%
*

The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed, but it will never be greater than $50. The fee is waived if your Account Value has been allocated only to the Fixed Account during the applicable Account Year or if your Account Value is $75,000 or more on your Account Anniversary. (See "Account Fee.")

**

If your initial Purchase Payment is $100,000 or more, the mortality and expense risks charge will be 0.85% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge and the administrative expenses charge will never be greater than 1.15% of average daily net Variable Account assets, regardless of the amount of your initial Purchase Payment. If you annuitize prior to your eighth Account Anniversary, however, we will deduct an additional charge equal to 0.25% of you daily Account Value. (See "Mortality and Expense Risks Charge.")

***	The optional death benefit riders are defined under "Death Benefit." The charge varies depending upon the rider selected as follows:
Rider(s) Elected	% of Average Daily Net Assets

"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus MAV"	0.40%
"EEB Plus 5% Roll-Up"	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum

(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)

Prior to any fee waiver or expense reimbursement*	0.65%	3.45%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are taken into consideration are 0.65% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purpose of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,104	$2,036	$2,966	$5,093
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$ 510	$1,528	$2,544	$5,093

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix I.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) (the "Company", "we" or "us") and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefit riders and paying an additional charge for each optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

Information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In such event, renewals will be made into the Money Market Sub-Account. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. In particular, we will treat as short-term trading activity and refuse to process any transfer that is requested by an authorized third party within 6 days of a previous transfer (whether the earlier transfer was requested by you or a third party acting on your behalf). We may also impose special restrictions on third parties that engage in reallocations of contract values by limiting the frequency of the transfer, requiring advance notice of the transfer pursuant to in-force service agreements, and reallocating or exchanging 100% of the values in the redeeming sub-accounts.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds reserve the right to refuse purchase or transfer requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or the request is considered to be part of a short-term trading strategy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, mortality and expense risk charges, the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we automatically rebalance your Purchase Payments among the Sub-Accounts represented in the model you choose. We rebalance your Purchase Payments on a quarterly basis, without further instruction, until we receive notification that you wish to terminate the program or choose a different model. While the asset allocation models may be reviewed and changed from time to time, we will not change your original percentage allocations among the Sub-Accounts in the model you chose, unless you advise us otherwise. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you or whether you wish to change your percentage allocations.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Return Program

Under the Principal Return Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting A Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

     Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
●	your Account Value, minus

●	all Purchase Payments made plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payment

If you withdraw more than the free withdrawal amount, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge will never exceed the total of New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you take a withdrawal, we liquidate your Contract in the following order:

         (1) the free withdrawal amount, and

         (2) unliquidated payments on a first-in, first-out basis.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 7%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have a 7% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 6%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scales is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Contract	Charge
0-1	7%
1-2	7%
2-3	6%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 6%, regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the annual Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $75,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.00%, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. However, if you annuitize your Contract prior to your eighth Contract Anniversary, we will deduct an additional 0.25% during the Income Phase to offset the increased mortality risk during this phase. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(S) You Elect*	Daily Net Assets
"EEB"	0.15%
"MAV"	0.15%
"5% Roll-Up"	0.15%
"EEB" and "MAV"	0.25%
"EEB" and "5% Roll-Up"	0.25%
"MAV" and "5% Roll-Up"	0.25%
"EEB Plus"	0.25%
"EEB" and "MAV" and "5% Roll-Up"	0.40%
"EEB Plus with MAV"	0.40%
"EEB Plus with 5% Roll-Up"	0.40%

                                          *As defined below

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Purchase Payments (adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D -- H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

     Earnings Enhancement ("EEB") Rider

If you elect this EEB Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB amount." Calculated as of your Death Benefit Date, the "EEB amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 25% of the Net Purchase Payments prior to your death.

     Earnings Enhancement Plus ("EEB Plus") Rider

If you elect this EEB Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Plus amount." Calculated as of the Death Benefit Date, the "EEB Plus amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus amount" will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 100% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus amount" will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap of 40% of the Net Purchase Payments made prior to your death. After the 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus With MAV ("EEB Plus MAV") Rider

If you elect this EEB Plus MAV Rider, your death benefit will be the death benefit payable under the MAV Rider plus the "EEB Plus MAV amount." Calculated as of your Death Benefit Date, the "EEB Plus MAV amount" is as follows:

●

If you are 69 or younger on your Contract Date, the "EEB Plus MAV amount" will be 40% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus MAV amount" will be 25% of the difference between the death benefit payable under the MAV Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Earnings Enhancement Plus with 5% Roll-Up ("EEB Plus 5% Roll-Up") Rider

If you elect this EEB Plus 5% Roll-Up Rider, your death benefit will be the death benefit payable under the 5% Roll-Up Rider plus the "EEB Plus 5% Roll-Up amount." Calculated as of your Death Benefit Date, the "EEB Plus 5% Roll-Up amount" is determined as follows:
●

If you are 69 or younger on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 100% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●

If you are between the ages of 70 and 79 on your Contract Date, the "EEB Plus 5% Roll-Up amount" will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap of 40% of Net Purchase Payments made prior to your death. After your 7th Contract year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

     Selecting Multiple Death Benefit Riders

The MAV Rider, the 5% Roll-Up Rider, and the EEB Rider can be combined. If you elect more than one of these three optional death benefit riders, your death benefit will be calculated as follows:
●	MAV Rider combined with 5% Roll-Up Rider: The death benefit will equal the greater of the death benefit under the MAV Rider and the death benefit under the 5% Roll-Up Rider.

●

MAV Rider combined with EEB Rider: The death benefit will equal the death benefit under the MAV Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the MAV Rider.

●

EEB Rider combined with 5% Roll-Up Rider: The death benefit will equal the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider.

●

MAV Rider, the 5% Roll-Up Rider and the EEB Rider: The death benefit will equal the greater of the death benefit under the MAV Rider or the death benefit under the 5% Roll-Up Rider, plus the "EEB amount." The "EEB amount" is calculated using the Account Value before the application of the 5% Roll-Up Rider and the MAV Rider.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up Riders are designed to be "comprehensive" riders and may not be combined with each other or with any of the other death benefit riders.

Spousal Continuance

If your spouse is your Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of -any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:
●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8 and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.15% of your average daily net assets (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within 7 years of the Contract Date, the annual insurance charges will be increased by 0.25%. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Participant prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the account balance as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value of any additional benefits that are provided under your Contract (such as optional death benefits) will be added to the Contract's account balance in order to calculate the RMD amount. The actuarial present value will also be determined as of 12/31 of the prior calendar year. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the account balance for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 account balance. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 account value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 account balance. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of the Secured Returns 2 Benefit, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the Secured Returns 2 Benefit), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements.. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS", see "Pre-Distribution Taxation of Contracts", "Distributions and Withdrawals from Non-Qualified Contracts", "Withholding" and "Non-Qualified Contracts". You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on you U.S. and Puerto Rico income tax situation/

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support and product training to the Selling Agents of the Selling Broker-Dealers. These payments may be based on a percentage of Purchase Payments and/or a percentage of Contract Value.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2002, 2003, and 2004, approximately $1,908,576, $130,261, and $87,886, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial purchase payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2004 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)

Calculation of Performance Data

Advertising and Sales Literature

Calculations

   Example of Variable Accumulation Unit Value Calculation

   Example of Variable Annuity Unit Calculation

   Example of Variable Annuity Payment Calculation

Distribution of the Contracts

Designation and Change of Beneficiary

Custodian

Independent Registered Public Accounting Firm

Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2005, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
Futurity III Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                                     State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-business day, the previous business day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant's death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there are Co-Participants of a Non-Qualified Contract, the surviving Co-Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY: Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Date of Coverage" in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal Charge Calculation

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
					Payment
	Hypothetical		Cumulative	Free	Subject To	Withdrawal	Withdrawal
Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	7.00%	$2,737
3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	6.00%	$2,400
(b) 4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c) 8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a) The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b) In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c) In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.
				Remaining
Hypothetical				Free	Amount of			Hypothetical
Account				Withdrawal	Withdrawal			Account
Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	7.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	6.00%	$ 0	$49,600
(a) 4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b) 4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c) 4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d) 4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900
(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Years' 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits.

Note that if the $6,900 hypothetical Account Value after withdrawal were withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example of a full withdrawal on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
o	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

o	The date of surrender is 2 years from the Expiration Date (N = 24).

o	The value of the Guarantee Amount on the date of surrender is $11,910.16.

o	The interest earned in the current Account Year is $674.16.

o	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

o	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 76,100.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $ 60,000.00
Cash Surrender Value*	= $ 56,365.00
Adjusted Purchase Payments**	= $ 75,000.00
The Basic Death Benefit would therefore be:	$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals".

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	= $115,000
Cash Surrender Value*	= $112,000
Total of Adjusted Purchase Payments**	= $ 85,185
The Death Benefit Amount would therefore	= $115,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 29,815
40% of the above amount	= $ 11,926
Cap of 40% of Adjusted Purchase Payments	= $ 34,074
The lesser of the above two amounts = the EEB amount	= $ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals".

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX E

CALCULATION OF DEATH BENEFIT WHEN THE EEB AND MAV AND 5% ROLL-UP RIDERS ARE SELECTED

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
Maximum Anniversary Value	= $142,000
The Death Benefit Amount would therefore	= $142,000

~ plus ~

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 40% of Adjusted Purchase Payments	= $ 40,000
The lesser of the above two amounts = the EEB amount	= $ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX F

CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
The Death Benefit Amount would therefore	= $135,000

~ plus ~

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	= $ 35,000
40% of the above amount	= $ 14,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus amount	= $ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
Maximum Anniversary Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

~ plus ~

The EEB Plus MAV amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus MAV amount	= $ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the Owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	= $135,000
Cash Surrender Value*	= $132,000
Total of Adjusted Purchase Payments	= $100,000
5% Premium Roll-up Value	= $140,000
The Death Benefit Amount would therefore	= $140,000

~ plus ~

The EEB Plus 5% Roll-Up amount, calculated as follows:
Death Benefit Amount before EEB minus
Adjusted Purchase Payments	= $ 40,000
40% of the above amount	= $ 16,000
Cap of 100% of Adjusted Purchase Payments	= $100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-Up amount	= $ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.
		Accumulation	Accumulation	Number of
		Unit Value	Unit Value	Accumulation
		Beginning	End	Units End
	Year	of Year	of Year	of Year

AIM V.I. Capital Appreciation Fund - Level 2
	2004	5.5293	5.8277	478,146
	2003	4.3187	5.5293	470,688
	2002	5.7758	4.3187	271,863
	2001	7.6166	5.7758	379,881
	2000	10.0000	7.6166	155,830
AIM V.I. Capital Appreciation Fund - Level 3
	2004	5.5100	5.8014	24,227
	2003	4.3079	5.5100	24,315
	2002	5.7672	4.3079	42,069
	2001	7.6131	5.7672	39,978
	2000	10.0000	7.6131	24,807
AIM V.I. Capital Appreciation Fund - Level 4
	2004	5.5003	5.7883	465,148
	2003	4.3026	5.5003	512,106
	2002	5.7629	4.3026	580,712
	2001	7.6114	5.7629	669,179
	2000	10.0000	7.6114	233,890
AIM V.I. Capital Appreciation Fund - Level 5
	2004	5.4810	5.7621	618,401
	2003	4.2918	5.4810	626,830
	2002	5.7544	4.2918	670,942
	2001	7.6079	5.7544	820,958
	2000	10.0000	7.6079	333,237
AIM V.I. Capital Appreciation Fund - Level 6
	2004	5.4522	5.7231	210,983
	2003	4.2758	5.4522	244,676
	2002	5.7416	4.2758	264,343
	2001	7.6026	5.7416	241,464
	2000	10.0000	7.6026	77,754
AIM V.I. Growth Fund - Level 1
	2004	4.0696	4.3602	21,694
	2003	3.1322	4.0696	21,694
	2002	4.5834	3.1322	21,694
	2001	7.0030	4.5834	21,694
	2000	10.0000	7.0030	3,421
AIM V.I. Growth Fund - Level 2
	2004	4.0482	4.3307	447,834
	2003	3.1205	4.0482	481,179
	2002	4.5732	3.1205	491,581
	2001	6.9982	4.5732	313,354
	2000	10.0000	6.9982	150,681
AIM V.I. Growth Fund - Level 3
	2004	-	-	0
	2003	3.1127	-	0
	2002	-	3.1127	22,631
	2001	10.0000	-	0
AIM V.I. Growth Fund - Level 4
	2004	4.0270	4.3015	517,981
	2003	3.1088	4.0270	547,015
	2002	4.5631	3.1088	652,060
	2001	6.9934	4.5631	468,504
	2000	10.0000	6.9934	251,183
AIM V.I. Growth Fund - Level 5
	2004	4.0129	4.2820	771,155
	2003	3.1011	4.0129	942,394
	2002	4.5564	3.1011	1,007,040
	2001	6.9901	4.5564	791,166
	2000	10.0000	6.9901	346,581
AIM V.I. Growth Fund - Level 6
	2004	3.9918	4.2530	376,296
	2003	3.0894	3.9918	462,995
	2002	4.5462	3.0894	446,957
	2001	6.9853	4.5462	193,714
	2000	10.0000	6.9853	80,277
AIM V. I. Core Equity Fund - Level 1
	2004	6.1854	6.6725	4,321
	2003	5.0215	6.1854	4,321
	2002	6.0086	5.0215	4,321
	2001	-	6.0086	4,321
	2000	10.0000	-	0
AIM V. I. Core Equity Fund - Level 2
	2004	6.1529	6.6274	181,587
	2003	5.0028	6.1529	218,241
	2002	5.9952	5.0028	294,532
	2001	7.8603	5.9952	260,270
	2000	10.0000	7.8603	84,096
AIM V. I. Core Equity Fund - Level 3
	2004	6.1314	6.5976	21,359
	2003	4.9903	6.1314	21,359
	2002	5.9864	4.9903	80,923
	2001	7.8567	5.9864	96,947
	2000	10.0000	7.8567	158,631
AIM V. I. Core Equity Fund - Level 4
	2004	6.1207	6.5827	412,088
	2003	4.9841	6.1207	457,888
	2002	5.9820	4.9841	496,350
	2001	7.8549	5.9820	630,672
	2000	10.0000	7.8549	306,521
AIM V. I.Core Equity Fund - Level 5
	2004	6.0992	6.5529	890,427
	2003	4.9716	6.0992	1,023,078
	2002	5.9731	4.9716	1,093,868
	2001	7.8513	5.9731	1,207,738
	2000	10.0000	7.8513	428,310
AIM V. I. Core Equity Fund - Level 6
	2004	6.0671	6.5086	321,243
	2003	4.9530	6.0671	367,491
	2002	5.9598	4.9530	384,463
	2001	7.8458	5.9598	420,993
	2000	10.0000	7.8458	69,526
AIM V. I. International Growth Fund - Level 1
	2004	6.3374	7.7800	29,884
	2003	4.9599	6.3374	29,884
	2002	5.9413	4.9599	29,884
	2001	7.8488	5.9413	29,884
	2000	10.0000	7.8488	5,182
AIM V. I. International Growth Fund - Level 2
	2004	6.3042	7.7274	488,799
	2003	4.9414	6.3042	517,157
	2002	5.9282	4.9414	346,633
	2001	7.8434	5.9282	481,488
	2000	10.0000	7.8434	134,233
AIM V. I. International Growth Fund - Level 3
	2004	6.2822	7.6927	30,936
	2003	4.9291	6.2822	31,028
	2002	5.9194	4.9291	31,163
	2001	7.8398	5.9194	31,298
	2000	10.0000	7.8398	31,548
AIM V. I. International Growth Fund - Level 4
	2004	6.2712	7.6753	241,240
	2003	4.9230	6.2712	271,282
	2002	5.9150	4.9230	306,433
	2001	7.8380	5.9150	557,746
	2000	10.0000	7.8380	123,197
AIM V. I. International Growth Fund - Level 5
	2004	6.2492	7.6406	326,354
	2003	4.9107	6.2492	366,417
	2002	5.9063	4.9107	423,306
	2001	7.8344	5.9063	939,317
	2000	10.0000	7.8344	292,546
AIM V. I. International Growth Fund - Level 6
	2004	6.2163	7.5888	258,495
	2003	4.8923	6.2163	275,433
	2002	5.8932	4.8923	299,011
	2001	7.8290	5.8932	453,866
	2000	10.0000	7.8290	87,945
AIM V. I. Premier Equity Fund - Level 2
	2004	7.5558	7.8998	72,371
	2003	6.1110	7.5558	77,042
	2002	8.8645	6.1110	80,213
	2001	10.0000	8.8645	23,949
AIM V. I. Premier Equity Fund - Level 4
	2004	7.5253	7.8559	78,333
	2003	6.0955	7.5253	80,139
	2002	8.8555	6.0955	105,842
	2001	10.0000	8.8555	53,149
AIM V. I. Premier Equity Fund - Level 5
	2004	7.5049	7.8266	83,059
	2003	6.0852	7.5049	83,649
	2002	8.8495	6.0852	91,583
	2001	10.0000	8.8495	45,520
AIM V. I. Premier Equity Fund - Level 6
	2004	7.4744	7.7830	132,070
	2003	6.0697	7.4744	181,132
	2002	8.8405	6.0697	179,205
	2001	10.0000	8.8405	89,762
Alger American Growth Portfolio - Level 1
	2004	-	-	0
	2003	4.4960	-	0
	2002	6.7774	4.4960	21,406
	2001	-	6.7774	25,344
	2000	10.0000	-	0
Alger American Growth Portfolio - Level 2
	2004	5.9846	6.2408	267,123
	2003	4.4792	5.9846	325,969
	2002	6.7624	4.4792	383,694
	2001	7.7583	6.7624	399,477
	2000	10.0000	7.7583	130,516
Alger American Growth Portfolio - Level 3
	2004	5.9637	6.2126	16,667
	2003	4.4681	5.9637	16,759
	2002	6.7525	4.4681	143,992
	2001	7.7547	6.7525	160,859
	2000	10.0000	7.7547	442,368
Alger American Growth Portfolio - Level 4
	2004	5.9532	6.1986	322,251
	2003	4.4625	5.9532	423,615
	2002	6.7475	4.4625	496,633
	2001	7.7530	6.7475	537,985
	2000	10.0000	7.7530	244,731
Alger American Growth Portfolio - Level 5
	2004	5.9323	6.1706	1,360,917
	2003	4.4513	5.9323	1,908,091
	2002	6.7375	4.4513	2,059,075
	2001	7.7494	6.7375	2,158,184
	2000	10.0000	7.7494	845,891
Alger American Growth Portfolio - Level 6
	2004	5.9012	6.1288	758,208
	2003	4.4347	5.9012	899,755
	2002	6.7225	4.4347	959,618
	2001	7.7441	6.7225	1,224,616
	2000	10.0000	7.7441	134,394
Alger American Income and Growth Portfolio - Level 1
	2004	6.6191	7.0668	11,908
	2003	5.1493	6.6191	11,908
	2002	7.5493	5.1493	11,908
	2001	8.9008	7.5493	11,908
	2000	10.0000	8.9008	2,786
Alger American Income and Growth Portfolio - Level 2
	2004	6.5844	7.0191	144,433
	2003	5.1301	6.5844	249,798
	2002	7.5326	5.1301	298,433
	2001	8.8947	7.5326	356,108
	2000	10.0000	8.8947	86,979
Alger American Income and Growth Portfolio - Level 3
	2004	6.5614	6.9875	16,407
	2003	5.1174	6.5614	16,498
	2002	7.5215	5.1174	30,355
	2001	8.8906	7.5215	28,769
	2000	10.0000	8.8906	17,005
Alger American Income and Growth Portfolio - Level 4
	2004	6.5499	6.9717	269,316
	2003	5.1110	6.5499	325,557
	2002	7.5159	5.1110	390,379
	2001	8.8886	7.5159	469,117
	2000	10.0000	8.8886	159,859
Alger American Income and Growth Portfolio - Level 5
	2004	6.5269	6.9402	443,136
	2003	5.0983	6.5269	574,718
	2002	7.5048	5.0983	633,284
	2001	8.8845	7.5048	802,944
	2000	10.0000	8.8845	185,362
Alger American Income and Growth Portfolio - Level 6
	2004	6.4927	6.8932	140,579
	2003	5.0792	6.4927	267,998
	2002	7.4881	5.0792	309,350
	2001	8.8784	7.4881	314,307
	2000	10.0000	8.8784	61,918
Alger American Small Capitalization Portfolio - Level 2
	2004	4.9882	5.7477	73,019
	2003	3.5450	4.9882	84,335
	2002	4.8612	3.5450	92,162
	2001	6.9773	4.8612	94,917
	2000	10.0000	6.9773	34,526
Alger American Small Capitalization Portfolio - Level 3
	2004	4.9707	5.7218	9,377
	2003	3.5362	4.9707	9,377
	2002	4.8540	3.5362	30,286
	2001	6.9741	4.8540	27,594
	2000	10.0000	6.9741	9,377
Alger American Small Capitalization Portfolio - Level 4
	2004	4.9620	5.7089	78,742
	2003	3.5318	4.9620	100,201
	2002	4.8504	3.5318	128,976
	2001	6.9725	4.8504	144,086
	2000	10.0000	6.9725	38,386
Alger American Small Capitalization Portfolio - Level 5
	2004	4.9446	5.6830	124,308
	2003	3.5230	4.9446	149,154
	2002	4.8432	3.5230	174,045
	2001	6.9693	4.8432	183,398
	2000	10.0000	6.9693	63,433
Alger American Small Capitalization Portfolio - Level 6
	2004	4.9186	5.6446	47,277
	2003	3.5098	4.9186	59,975
	2002	4.8324	3.5098	64,241
	2001	6.9645	4.8324	67,320
	2000	10.0000	6.9645	15,209
AllianceBernstein VP Large Cap Growth Portfolio - Level 2
	2004	7.1417	7.6484	336,045
	2003	5.8563	7.1417	363,925
	2002	8.5665	5.8563	144,213
	2001	10.0000	8.5665	87,748
AllianceBernstein VP Large Cap Growth Portfolio - Level 4
	2004	7.1128	7.6059	81,374
	2003	5.8414	7.1128	89,604
	2002	8.5578	5.8414	85,928
	2001	10.0000	8.5578	52,608
AllianceBernstein VP Large Cap Growth Portfolio - Level 5
	2004	7.0935	7.5776	125,294
	2003	5.8315	7.0935	124,618
	2002	8.5520	5.8315	135,802
	2001	10.0000	8.5520	67,270
AllianceBernstein VP Large Cap Growth Portfolio - Level 6
	2004	7.0647	7.5353	119,713
	2003	5.8167	7.0647	160,070
	2002	8.5432	5.8167	186,718
	2001	10.0000	8.5432	109,465
AllianceBernstein VP Global Technology Portfolio - Level 2
	2004	6.6106	6.8668	12,084
	2003	4.6509	6.6106	14,626
	2002	8.0855	4.6509	16,885
	2001	10.0000	8.0855	7,801
AllianceBernstein VP Global Technology Portfolio - Level 4
	2004	6.5838	6.8286	15,153
	2003	4.6390	6.5838	22,617
	2002	8.0772	4.6390	22,702
	2001	10.0000	8.0772	14,921
AllianceBernstein VP Global Technology Portfolio - Level 5
	2004	6.5660	6.8032	31,794
	2003	4.6312	6.5660	32,221
	2002	8.0717	4.6312	51,791
	2001	10.0000	8.0717	12,344
AllianceBernstein VP Global Technology Portfolio - Level 6
	2004	6.5394	6.7652	34,314
	2003	4.6194	6.5394	36,418
	2002	8.0635	4.6194	45,339
	2001	10.0000	8.0635	22,464
AllianceBernstein VP Growth and Income Portfolio - Level 1
	2004	9.3494	10.2944	495,111
	2003	7.1444	9.3494	528,442
	2002	-	7.1444	289,777
	2001	10.0000	-	0
AllianceBernstein VP Growth and Income Portfolio - Level 2
	2004	9.3116	10.2371	435,902
	2003	7.1263	9.3116	457,778
	2002	9.2743	7.1263	316,095
	2001	10.0000	9.2743	134,215
AllianceBernstein VP Growth and Income Portfolio - Level 3
	2004	9.2865	10.1992	52,882
	2003	7.1143	9.2865	54,382
	2002	9.2680	7.1143	56,081
	2001	10.0000	9.2680	18,765
AllianceBernstein VP Growth and Income Portfolio - Level 4
	2004	9.2739	10.1802	380,916
	2003	7.1083	9.2739	406,208
	2002	9.2649	7.1083	402,308
	2001	10.0000	9.2649	212,875
AllianceBernstein VP Growth and Income Portfolio - Level 5
	2004	9.2488	10.1423	421,162
	2003	7.0962	9.2488	390,395
	2002	9.2586	7.0962	469,383
	2001	10.0000	9.2586	143,364
AllianceBernstein Growth and Income Portfolio - Level 6
	2004	9.2113	10.0858	338,685
	2003	7.0782	9.2113	332,661
	2002	9.2491	7.0782	341,356
	2001	10.0000	9.2491	116,848
AllianceBernstein VP Worldwide Privatization Portfolio - Level 2
	2004	11.4557	14.0383	52,468
	2003	8.1001	11.4557	52,060
	2002	8.5591	8.1001	38,475
	2001	10.0000	8.5591	8,433
AllianceBernstein VP Worldwide Privatization Portfolio - Level 4
	2004	11.4093	13.9602	30,048
	2003	8.0795	11.4093	23,449
	2002	8.5504	8.0795	22,750
	2001	10.0000	8.5504	5,261
AllianceBernstein VP Worldwide Privatization Portfolio - Level 5
	2004	11.3784	13.9083	46,463
	2003	8.0659	11.3784	58,090
	2002	8.5446	8.0659	64,267
	2001	10.0000	8.5446	565
AllianceBernstein VP Worldwide Privatization Portfolio - Level 6
	2004	11.3323	13.8308	23,642
	2003	8.0454	11.3323	20,026
	2002	8.5359	8.0454	13,481
	2001	10.0000	8.5359	6,516
AllianceBernstein VP Small Cap Growth Portfolio - Level 2
	2004	9.2967	10.5114	28,260
	2003	6.3257	9.2967	5,686
	2002	9.4199	6.3257	8,067
	2001	10.0000	9.4199	44,891
AllianceBernstein VP Small Cap Growth Portfolio - Level 4
	2004	9.2590	10.4529	8,612
	2003	6.3097	9.2590	3,314
	2002	9.4103	6.3097	3,218
	2001	10.0000	9.4103	23,185
AllianceBernstein VP Small Cap Growth Portfolio - Level 5
	2004	9.2340	10.4140	54,797
	2003	6.2990	9.2340	13,563
	2002	9.4039	6.2990	13,306
	2001	10.0000	9.4039	1,506
AllianceBernstein VP Small Cap Growth Portfolio - Level 6
	2004	9.1965	10.3560	12,703
	2003	6.2830	9.1965	4,547
	2002	9.3944	6.2830	4,357
	2001	10.0000	9.3944	64
Goldman Sachs VIT CORE Small Cap Equity Fund - Level 2
	2004	11.6638	13.4118	18,608
	2003	8.0815	11.6638	22,237
	2002	9.6146	8.0815	23,966
	2001	9.3056	9.6146	39,653
	2000	10.0000	9.3056	9,427
Goldman Sachs VIT CORE Small Cap Equity Fund - Level 3
	2004	11.6230	13.3514	12,386
	2003	8.0614	11.6230	12,386
	2002	9.6004	8.0614	12,386
	2001	9.3014	9.6004	12,386
	2000	10.0000	9.3014	12,386
Goldman Sachs VIT CORE Small Cap Equity Fund - Level 4
	2004	11.6027	13.3213	40,787
	2003	8.0514	11.6027	37,189
	2002	9.5933	8.0514	39,396
	2001	9.2992	9.5933	35,576
	2000	10.0000	9.2992	3,948
Goldman Sachs VIT CORE Small Cap Equity Fund - Level 5
	2004	11.5620	13.2611	44,796
	2003	8.0313	11.5620	35,832
	2002	9.5791	8.0313	39,979
	2001	9.2950	9.5791	48,145
	2000	10.0000	9.2950	12,019
Goldman Sachs VIT CORE Small Cap Equity Fund - Level 6
	2004	11.5013	13.1713	20,614
	2003	8.0012	11.5013	12,617
	2002	9.5579	8.0012	12,261
	2001	9.2886	9.5579	13,565
	2000	10.0000	9.2886	2,665
Goldman Sachs VIT CORE U.S. Equity Fund - Level 2
	2004	7.4970	8.5178	69,407
	2003	5.8576	7.4970	59,149
	2002	7.5870	5.8576	66,992
	2001	8.7167	7.5870	92,005
	2000	10.0000	8.7167	7,290
Goldman Sachs VIT CORE U.S. Equity Fund - Level 3
	2004	7.4708	8.4794	31,425
	2003	5.8430	7.4708	31,425
	2002	7.5758	5.8430	31,425
	2001	8.7127	7.5758	26,656
	2000	10.0000	8.7127	17,483
Goldman Sachs VIT CORE U.S. Equity Fund - Level 4
	2004	7.4577	8.4603	93,376
	2003	5.8357	7.4577	100,385
	2002	7.5702	5.8357	137,091
	2001	8.7107	7.5702	126,497
	2000	10.0000	8.7107	26,035
Goldman Sachs VIT CORE U.S. Equity Fund - Level 5
	2004	7.4315	8.4220	164,456
	2003	5.8212	7.4315	194,861
	2002	7.5590	5.8212	202,999
	2001	8.7067	7.5590	179,696
	2000	10.0000	8.7067	59,730
Goldman Sachs VIT CORE U.S. Equity Fund - Level 6
	2004	7.3925	8.3650	74,771
	2003	5.7994	7.3925	89,110
	2002	7.5422	5.7994	91,519
	2001	8.7008	7.5422	44,344
	2000	10.0000	8.7008	9,775
Goldman Sachs VIT Growth and Income Fund - Level 2
	2004	8.7755	10.3049	18,686
	2003	7.1386	8.7755	15,416
	2002	8.1452	7.1386	16,847
	2001	9.0892	8.1452	20,872
	2000	10.0000	9.0892	3,407
Goldman Sachs VIT Growth and Income Fund - Level 4
	2004	8.7295	10.2353	26,429
	2003	7.1119	8.7295	22,903
	2002	8.1272	7.1119	26,191
	2001	9.0830	8.1272	26,366
	2000	10.0000	9.0830	1,375
Goldman Sachs VIT Growth and Income Fund - Level 5
	2004	8.6989	10.1891	25,817
	2003	7.0942	8.6989	22,232
	2002	8.1152	7.0942	24,430
	2001	9.0788	8.1152	27,033
	2000	10.0000	9.0788	7,846
Goldman Sachs VIT Growth and Income Fund - Level 6
	2004	8.6533	10.1202	6,566
	2003	7.0677	8.6533	6,704
	2002	8.0972	7.0677	6,870
	2001	9.0726	8.0972	6,665
	2000	10.0000	9.0726	754
Goldman Sachs VIT International Equity Fund - Level 2
	2004	7.1596	8.0313	19,056
	2003	5.3456	7.1596	28,581
	2002	6.6221	5.3456	35,598
	2001	8.6182	6.6221	49,453
	2000	10.0000	8.6182	19,327
Goldman Sachs VIT International Equity Fund - Level 3
	2004	7.1346	7.9951	30,413
	2003	5.3323	7.1346	30,508
	2002	6.6124	5.3323	45,637
	2001	8.6142	6.6124	43,801
	2000	10.0000	8.6142	31,040
Goldman Sachs VIT International Equity Fund - Level 4
	2004	7.1220	7.9770	54,630
	2003	5.3257	7.1220	59,799
	2002	6.6075	5.3257	79,990
	2001	8.6123	6.6075	104,655
	2000	10.0000	8.6123	38,546
Goldman Sachs VIT International Equity Fund - Level 5
	2004	7.0971	7.9410	53,457
	2003	5.3124	7.0971	56,685
	2002	6.5977	5.3124	66,671
	2001	8.6083	6.5977	93,954
	2000	10.0000	8.6083	31,258
Goldman Sachs VIT International Equity Fund - Level 6
	2004	7.0598	7.8872	19,840
	2003	5.2925	7.0598	20,857
	2002	6.5830	5.2925	22,553
	2001	8.6024	6.5830	28,203
	2000	10.0000	8.6024	15,344
Goldman Sachs VIT Capital Growth Fund - Level 2
	2004	8.0795	8.7121	28,399
	2003	6.6055	8.0795	29,041
	2002	8.8312	6.6055	52,231
	2001	10.0000	8.8312	19,056
Goldman Sachs VIT Capital Growth Fund - Level 4
	2004	8.0468	8.6637	19,307
	2003	6.5887	8.0468	10,833
	2002	8.8222	6.5887	7,239
	2001	10.0000	8.8222	3,080
Goldman Sachs VIT Capital Growth Fund - Level 5
	2004	8.0250	8.6314	72,312
	2003	6.5776	8.0250	59,038
	2002	8.8162	6.5776	58,210
	2001	10.0000	8.8162	18,588
Goldman Sachs VIT Capital Growth Fund - Level 6
	2004	7.9925	8.5833	62,880
	2003	6.5608	7.9925	59,443
	2002	8.8072	6.5608	61,467
	2001	10.0000	8.8072	10,733
AIM V.I. Dynamics Fund - Level 2
	2004	7.4103	8.3019	27,059
	2003	5.4391	7.4103	19,817
	2002	8.0799	5.4391	99,493
	2001	10.0000	8.0799	23,033
AIM V.I. Dynamics Fund - Level 4
	2004	7.3802	8.2557	22,021
	2003	5.4253	7.3802	24,082
	2002	8.0717	5.4253	29,809
	2001	10.0000	8.0717	17,852
AIM V.I. Dynamics Fund - Level 5
	2004	7.3603	8.2250	42,243
	2003	5.4161	7.3603	51,667
	2002	8.0662	5.4161	42,734
	2001	10.0000	8.0662	32,812
AIM V.I. Dynamics Fund - Level 6
	2004	7.3304	8.1791	43,819
	2003	5.4023	7.3304	55,125
	2002	8.0579	5.4023	58,595
	2001	10.0000	8.0579	25,642
AIM V.I. Small Company Growth Fund - Level 2
	2004	7.9505	8.9508	20,967
	2003	6.0277	7.9505	18,694
	2002	8.8523	6.0277	21,896
	2001	10.0000	8.8523	8,770
AIM V.I. Small Company Growth Fund - Level 4
	2004	7.9183	8.9010	31,320
	2003	6.0124	7.9183	30,797
	2002	8.8433	6.0124	28,049
	2001	10.0000	8.8433	15,651
AIM V.I. Small Company Growth Fund - Level 5
	2004	7.8969	8.8679	59,252
	2003	6.0022	7.8969	60,695
	2002	8.8373	6.0022	32,998
	2001	10.0000	8.8373	13,895
AIM V.I. Small Company Growth Fund - Level 6
	2004	7.8648	8.8184	27,406
	2003	5.9869	7.8648	34,789
	2002	8.8282	5.9869	29,641
	2001	10.0000	8.8282	20,911
J.P. Morgan International Opportunities Portfolio - Level 2
	2004	7.2432	8.4750	30,207
	2003	5.5325	7.2432	23,521
	2002	6.8512	5.5325	25,782
	2001	8.5723	6.8512	29,235
	2000	10.0000	8.5723	8,732
J.P. Morgan International Opportunities Portfolio - Level 3
	2004	7.2179	8.4369	13,244
	2003	5.5187	7.2179	13,244
	2002	6.8411	5.5187	27,963
	2001	8.5684	6.8411	26,080
	2000	10.0000	8.5684	13,244
J.P. Morgan International Opportunities Portfolio - Level 4
	2004	7.2052	8.4178	28,131
	2003	5.5118	7.2052	32,102
	2002	6.8361	5.5118	42,584
	2001	8.5664	6.8361	46,728
	2000	10.0000	8.5664	25,338
J.P. Morgan International Opportunities Portfolio - Level 5
	2004	7.1799	8.3797	44,705
	2003	5.4981	7.1799	47,651
	2002	6.8260	5.4981	49,966
	2001	8.5625	6.8260	57,921
	2000	10.0000	8.5625	26,166
J.P. Morgan International Opportunities Portfolio - Level 6
	2004	7.1422	8.3230	8,901
	2003	5.4775	7.1422	9,158
	2002	6.8108	5.4775	8,577
	2001	8.5566	6.8108	8,742
	2000	10.0000	8.5566	1,673
J.P. Morgan Small Company Portfolio - Level 2
	2004	8.0709	10.1455	20,796
	2003	6.0045	8.0709	21,506
	2002	7.7531	6.0045	23,417
	2001	8.5285	7.7531	30,979
	2000	10.0000	8.5285	21,708
J.P. Morgan Small Company Portfolio - Level 3
	2004	8.0427	10.0998	13,334
	2003	5.9895	8.0427	13,334
	2002	7.7417	5.9895	13,334
	2001	8.5246	7.7417	13,334
	2000	10.0000	8.5246	13,334
J.P. Morgan Small Company Portfolio - Level 4
	2004	8.0286	10.0770	43,545
	2003	5.9821	8.0286	46,529
	2002	7.7359	5.9821	46,898
	2001	8.5227	7.7359	52,275
	2000	10.0000	8.5227	16,703
J.P. Morgan Small Company Portfolio - Level 5
	2004	8.0005	10.0314	51,368
	2003	5.9671	8.0005	41,948
	2002	7.7245	5.9671	47,608
	2001	8.5188	7.7245	46,314
	2000	10.0000	8.5188	20,851
J.P. Morgan Small Company Portfolio - Level 6
	2004	7.9584	9.9635	19,165
	2003	5.9448	7.9584	21,707
	2002	7.7073	5.9448	21,790
	2001	8.5129	7.7073	26,276
	2000	10.0000	8.5129	13,957
J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 2
	2004	7.0735	7.6553	25,881
	2003	5.5844	7.0735	30,825
	2002	7.4950	5.5844	32,702
	2001	8.6078	7.4950	39,737
	2000	10.0000	8.6078	13,403
J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 3
	2004	7.0487	7.6208	15,284
	2003	5.5705	7.0487	15,284
	2002	7.4840	5.5705	15,284
	2001	8.6039	7.4840	15,284
	2000	10.0000	8.6039	15,284
J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 4
	2004	7.0364	7.6036	52,775
	2003	5.5635	7.0364	59,852
	2002	7.4784	5.5635	61,297
	2001	8.6019	7.4784	74,037
	2000	10.0000	8.6019	39,198
J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 5
	2004	7.0117	7.5692	70,308
	2003	5.5496	7.0117	73,209
	2002	7.4673	5.5496	86,109
	2001	8.5979	7.4673	99,222
	2000	10.0000	8.5979	53,641
J.P. Morgan U.S. Large Cap Core Equity Portfolio - Level 6
	2004	6.9749	7.5180	11,072
	2003	5.5289	6.9749	11,544
	2002	7.4508	5.5289	12,074
	2001	8.5920	7.4508	26,693
	2000	10.0000	8.5920	2,420
Lord Abbett Series Fund Growth and Income Portfolio - Level 1
	2004	11.1114	12.3918	18,483
	2003	8.5667	11.1114	77,027
	2002	10.5572	8.5667	80,285
	2001	-	10.5572	8,430
	2000	10.0000	-	0
Lord Abbett Series Fund Growth and Income Portfolio - Level 2
	2004	11.0531	12.3081	1,145,268
	2003	8.5348	11.0531	1,155,087
	2002	10.5339	8.5348	1,202,963
	2001	11.4245	10.5339	938,638
	2000	10.0000	11.4245	52,400
Lord Abbett Series Fund Growth and Income Portfolio - Level 3
	2004	11.0146	12.2527	93,465
	2003	8.5136	11.0146	94,104
	2002	10.5183	8.5136	92,965
	2001	11.4193	10.5183	89,640
	2000	10.0000	11.4193	23,743
Lord Abbett Series Fund Growth and Income Portfolio - Level 4
	2004	10.9953	12.2250	1,085,860
	2003	8.5030	10.9953	1,059,451
	2002	10.5106	8.5030	1,022,031
	2001	11.4167	10.5106	817,059
	2000	10.0000	11.4167	55,535
Lord Abbett Series Fund Growth and Income Portfolio - Level 5
	2004	10.9568	12.1698	1,728,000
	2003	8.4818	10.9568	1,661,273
	2002	10.4950	8.4818	1,641,320
	2001	11.4115	10.4950	1,464,629
	2000	10.0000	11.4115	125,200
Lord Abbett Series Fund Growth and Income Portfolio - Level 6
	2004	10.8992	12.0875	1,221,286
	2003	8.4501	10.8992	1,271,538
	2002	10.4718	8.4501	1,317,778
	2001	11.4037	10.4718	826,140
	2000	10.0000	11.4037	116,974
Lord Abbett Series Fund Mid Cap Value Portfolio - Level 1
	2004	11.4723	14.0880	10,820
	2003	9.2887	11.4723	14,511
	2002	-	9.2887	12,184
	2001	10.0000	-	0
Lord Abbett Series Fund Mid Cap Value Portfolio - Level 2
	2004	11.4259	14.0097	655,847
	2003	9.2652	11.4259	648,163
	2002	10.3895	9.2652	462,335
	2001	10.0000	10.3895	236,647
Lord Abbett Series Fund Mid Cap Value Portfolio - Level 3
	2004	11.3951	13.9577	17,057
	2003	9.2495	11.3951	18,017
	2002	10.3825	9.2495	16,386
	2001	10.0000	10.3825	5,016
Lord Abbett Series Fund Mid Cap Value Portfolio - Level 4
	2004	11.3797	13.9318	546,082
	2003	9.2417	11.3797	545,142
	2002	10.3790	9.2417	461,826
	2001	10.0000	10.3790	222,090
Lord Abbett Series Fund Mid Cap Value Portfolio - Level 5
	2004	11.3489	13.8799	735,287
	2003	9.2260	11.3489	670,655
	2002	10.3719	9.2260	574,298
	2001	10.0000	10.3719	278,605
Lord Abbett Series Fund Mid Cap Value Portfolio - Level 6
	2004	11.3029	13.8026	682,276
	2003	9.2026	11.3029	657,077
	2002	10.3614	9.2026	605,154
	2001	10.0000	10.3614	224,494
Lord Abbett Series Fund International Portfolio - Level 2
	2004	8.9599	10.6904	46,136
	2003	6.4168	8.9599	39,265
	2002	7.8879	6.4168	37,732
	2001	10.0000	7.8879	5,865
Lord Abbett Series Fund International Portfolio - Level 4
	2004	8.9236	10.6310	38,476
	2003	6.4006	8.9236	20,497
	2002	7.8799	6.4006	17,845
	2001	10.0000	7.8799	2,053
Lord Abbett Series Fund International Portfolio - Level 5
	2004	8.8995	10.5915	73,169
	2003	6.3897	8.8995	35,040
	2002	7.8745	6.3897	35,230
	2001	10.0000	7.8745	17,921
Lord Abbett Series Fund International Portfolio - Level 6
	2004	8.8634	10.5324	38,260
	2003	6.3735	8.8634	15,428
	2002	7.8665	6.3735	16,561
	2001	10.0000	7.8665	4,349
Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 2
	2004	10.7317	12.2160	228,134
	2003	8.4686	10.7317	176,142
	2002	9.4774	8.4686	148,577
	2001	10.0000	9.4774	37,502
Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 3
	2004	10.7027	-	0
	2003	8.4543	10.7027	22,135
	2002	9.4710	8.4543	9,216
	2001	10.0000	9.4710	16,279
Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 4
	2004	10.6883	12.1481	268,840
	2003	8.4472	10.6883	182,047
	2002	9.4678	8.4472	132,262
	2001	10.0000	9.4678	31,603
Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 5
	2004	10.6594	12.1029	225,232
	2003	8.4329	10.6594	169,075
	2002	9.4614	8.4329	124,130
	2001	10.0000	9.4614	24,110
Fidelity VIP Contrafund Portfolio, Service Class 2 - Level 6
	2004	10.6161	12.0355	225,649
	2003	8.4114	10.6161	174,381
	2002	9.4517	8.4114	148,801
	2001	10.0000	9.4517	39,015
Fidelity VIP Growth Portfolio, Service Class 2 - Level 1
	2004	7.8786	-	0
	2003	-	7.8786	4,468
	2002	-	-	0
	2001	10.0000	-	0
Fidelity VIP Growth Portfolio, Service Class 2 - Level 2
	2004	7.8467	7.9984	521,998
	2003	5.9890	7.8467	484,415
	2002	8.6922	5.9890	516,412
	2001	10.0000	8.6922	298,052
Fidelity VIP Growth Portfolio, Service Class 2 - Level 3
	2004	7.8256	7.9688	48,197
	2003	5.9789	7.8256	43,657
	2002	8.6863	5.9789	34,439
	2001	10.0000	8.6863	20,638
Fidelity VIP Growth Portfolio, Service Class 2 - Level 4
	2004	7.8150	7.9539	612,129
	2003	5.9738	7.8150	560,165
	2002	8.6834	5.9738	462,692
	2001	10.0000	8.6834	365,485
Fidelity VIP Growth Portfolio, Service Class 2 - Level 5
	2004	7.7938	7.9243	778,080
	2003	5.9637	7.7938	687,860
	2002	8.6775	5.9637	581,689
	2001	10.0000	8.6775	486,915
Fidelity VIP Growth Portfolio, Service Class 2 - Level 6
	2004	7.7622	7.8801	679,529
	2003	5.9485	7.7622	615,008
	2002	8.6686	5.9485	518,009
	2001	10.0000	8.6686	243,391
Fidelity VIP Overseas Portfolio, Service Class 2 - Level 2
	2004	8.9563	10.0317	110,544
	2003	6.3343	8.9563	100,228
	2002	8.0560	6.3343	111,890
	2001	10.0000	8.0560	287,606
Fidelity VIP Overseas Portfolio, Service Class 2 - Level 3
	2004	8.9321	9.9945	6,556
	2003	6.3236	8.9321	21,386
	2002	-	6.3236	6,556
	2001	10.0000	-	28,489
Fidelity VIP Overseas Portfolio, Service Class 2 - Level 4
	2004	8.9201	9.9759	75,629
	2003	6.3182	8.9201	86,286
	2002	8.0478	6.3182	84,754
	2001	10.0000	8.0478	267,321
Fidelity VIP Overseas Portfolio, Service Class 2 - Level 5
	2004	8.8959	9.9388	103,877
	2003	6.3075	8.8959	88,738
	2002	8.0424	6.3075	99,988
	2001	10.0000	8.0424	363,758
Fidelity VIP Overseas Portfolio, Service Class 2 - Level 6
	2004	8.8598	9.8834	94,039
	2003	6.2915	8.8598	100,000
	2002	8.0342	6.2915	85,536
	2001	10.0000	8.0342	205,125
First Eagle Overseas Variable Fund - Level 1
	2004	16.6818	-	0
	2003	-	16.6818	4,483
	2002	10.0000	-	0
First Eagle Overseas Variable Fund - Level 2
	2004	16.6501	20.9747	419,847
	2003	11.1490	16.6501	436,204
	2002	10.0000	11.1490	349,065
First Eagle Overseas Variable Fund - Level 3
	2004	16.6291	20.9270	31,642
	2003	11.1461	16.6291	33,514
	2002	10.0000	11.1461	29,621
First Eagle Overseas Variable Fund - Level 4
	2004	16.6185	20.9031	423,299
	2003	11.1447	16.6185	419,297
	2002	10.0000	11.1447	337,037
First Eagle Overseas Variable Fund - Level 5
	2004	16.5975	20.8554	573,814
	2003	11.1419	16.5975	562,412
	2002	10.0000	11.1419	477,270
First Eagle Overseas Variable Fund -Level 6
	2004	16.5659	20.7840	494,659
	2003	11.1376	16.5659	464,020
	2002	10.0000	11.1376	409,283
MFS/Sun Life Capital Appreciation S Class - Level 2
	2004	8.2253	9.0071	16,253
	2003	6.4830	8.2253	24,128
	2002	9.7249	6.4830	24,378
	2001	10.0000	9.7249	12,482
MFS/Sun Life Capital Appreciation S Class - Level 4
	2004	8.1960	8.9615	33,972
	2003	6.4698	8.1960	35,608
	2002	9.7198	6.4698	27,405
	2001	10.0000	9.7198	13,292
MFS/Sun Life Capital Appreciation S Class - Level 5
	2004	8.1765	8.9310	35,438
	2003	6.4609	8.1765	23,036
	2002	9.7164	6.4609	22,198
	2001	10.0000	9.7164	6,533
MFS/Sun Life Capital Appreciation S Class - Level 6
	2004	8.1474	8.8856	27,694
	2003	6.4477	8.1474	29,640
	2002	9.7113	6.4477	35,318
	2001	10.0000	9.7113	25,479
MFS/Sun Life Capital Appreciation Series - Level 1
	2004	-	-	0
	2003	3.8491	-	0
	2002	5.7504	3.8491	22,443
	2001	-	5.7504	26,572
	2000	10.0000	-	0
MFS/Sun Life Capital Appreciation Series - Level 2
	2004	4.8790	5.3542	87,768
	2003	3.8347	4.8790	107,157
	2002	5.7376	3.8347	119,215
	2001	7.7724	5.7376	162,028
	2000	10.0000	7.7724	77,731
MFS/Sun Life Capital Appreciation Series - Level 3
	2004	4.8619	5.3301	31,811
	2003	3.8252	4.8619	31,811
	2002	5.7292	3.8252	31,811
	2001	7.7689	5.7292	31,811
	2000	10.0000	7.7689	31,811
MFS/Sun Life Capital Appreciation Series - Level 4
	2004	4.8534	5.3180	181,270
	2003	3.8204	4.8534	196,111
	2002	5.7249	3.8204	223,557
	2001	7.7671	5.7249	294,659
	2000	10.0000	7.7671	137,695
MFS/Sun Life Capital Appreciation Series - Level 5
	2004	4.8363	5.2940	231,921
	2003	3.8109	4.8363	260,017
	2002	5.7164	3.8109	284,178
	2001	7.7635	5.7164	336,923
	2000	10.0000	7.7635	111,529
MFS/Sun Life Capital Appreciation Series - Level 6
	2004	4.8109	5.2581	144,067
	2003	3.7966	4.8109	194,909
	2002	5.7037	3.7966	207,761
	2001	7.7582	5.7037	250,825
	2000	10.0000	7.7582	91,422
MFS/Sun Life Emerging Growth S Class - Level 2
	2004	8.1742	9.1274	93,995
	2003	6.3058	8.1742	99,042
	2002	9.7174	6.3058	31,502
	2001	10.0000	9.7174	22,622
MFS/Sun Life Emerging Growth S Class - Level 4
	2004	8.1451	9.0811	34,124
	2003	6.2929	8.1451	31,807
	2002	9.7123	6.2929	17,045
	2001	10.0000	9.7123	8,995
MFS/Sun Life Emerging Growth S Class - Level 5
	2004	8.1257	9.0503	21,035
	2003	6.2843	8.1257	23,236
	2002	9.7089	6.2843	22,736
	2001	10.0000	9.7089	8,920
MFS/Sun Life Emerging Growth S Class - Level 6
	2004	8.0967	9.0043	25,239
	2003	6.2714	8.0967	24,725
	2002	9.7038	6.2714	26,522
	2001	10.0000	9.7038	11,204
MFS/Sun Life Emerging Growth Series - Level 2
	2004	4.2474	4.7544	192,302
	2003	3.2677	4.2474	221,382
	2002	5.0220	3.2677	201,853
	2001	7.7666	5.0220	311,245
	2000	10.0000	7.7666	172,848
MFS/Sun Life Emerging Growth Series - Level 3
	2004	4.2326	4.7330	46,626
	2003	3.2595	4.2326	46,626
	2002	5.0146	3.2595	46,626
	2001	7.7630	5.0146	56,830
	2000	10.0000	7.7630	46,626
MFS/Sun Life Emerging Growth Series - Level 4
	2004	4.2252	4.7223	290,053
	2003	3.2555	4.2252	332,296
	2002	5.0109	3.2555	390,033
	2001	7.7612	5.0109	535,421
	2000	10.0000	7.7612	260,438
MFS/Sun Life Emerging Growth Series - Level 5
	2004	4.2103	4.7009	546,238
	2003	3.2473	4.2103	643,094
	2002	5.0035	3.2473	715,519
	2001	7.7576	5.0035	917,386
	2000	10.0000	7.7576	439,010
MFS/Sun Life Emerging Growth Series - Level 6
	2004	4.1882	4.6691	145,824
	2003	3.2352	4.1882	200,332
	2002	4.9923	3.2352	225,151
	2001	7.7523	4.9923	284,473
	2000	10.0000	7.7523	142,901
MFS/Sun Life Government Securities S Class - Level 1
	2004	11.0752	11.3535	19,858
	2003	10.9818	11.0752	56,258
	2002	-	10.9818	36,582
	2001	10.0000	-	0
MFS/Sun Life Government Securities S Class - Level 2
	2004	11.0359	11.2960	302,052
	2003	10.9594	11.0359	394,959
	2002	10.1238	10.9594	511,102
	2001	10.0000	10.1238	90,021
MFS/Sun Life Government Securities S Class - Level 3
	2004	11.0097	11.2578	16,227
	2003	10.9445	11.0097	17,227
	2002	-	10.9445	18,361
	2001	10.0000	-	0
MFS/Sun Life Government Securities S Class - Level 4
	2004	10.9966	11.2387	227,814
	2003	10.9370	10.9966	325,190
	2002	10.1185	10.9370	421,875
	2001	10.0000	10.1185	57,095
MFS/Sun Life Government Securities S Class - Level 5
	2004	10.9705	11.2006	202,312
	2003	10.9221	10.9705	255,106
	2002	10.1149	10.9221	280,130
	2001	10.0000	10.1149	20,626
MFS/Sun Life Government Securities S Class - Level 6
	2004	10.9314	11.1436	284,003
	2003	10.8998	10.9314	335,483
	2002	10.1096	10.8998	443,455
	2001	10.0000	10.1096	55,223
MFS/Sun Life Government Securities Series - Level 1
	2004	12.5249	-	0
	2003	12.3852	12.5249	44,975
	2002	11.3934	12.3852	46,686
	2001	-	11.3934	14,995
	2000	10.0000	-	0
MFS/Sun Life Government Securities Series - Level 2
	2004	12.4593	12.7788	223,750
	2003	12.3391	12.4593	294,674
	2002	11.3682	12.3391	345,904
	2001	10.7037	11.3682	270,870
	2000	10.0000	10.7037	30,960
MFS/Sun Life Government Securities Series - Level 3
	2004	12.4158	-	0
	2003	12.3085	12.4158	5,178
	2002	-	12.3085	15,741
	2001	-	-	0
	2000	10.0000	-	0
MFS/Sun Life Government Securities Series - Level 4
	2004	12.3941	12.6926	140,599
	2003	12.2931	12.3941	234,748
	2002	11.3431	12.2931	431,106
	2001	10.6963	11.3431	277,396
	2000	10.0000	10.6963	18,410
MFS/Sun Life Government Securities Series - Level 5
	2004	12.3507	12.6353	397,464
	2003	12.2625	12.3507	480,517
	2002	11.3264	12.2625	635,527
	2001	10.6914	11.3264	427,114
	2000	10.0000	10.6914	28,193
MFS/Sun Life Government Securities Series - Level 6
	2004	12.2858	12.5498	186,702
	2003	12.2167	12.2858	240,134
	2002	11.3012	12.2167	354,961
	2001	10.6841	11.3012	241,877
	2000	10.0000	10.6841	1,703
MFS/Sun Life High Yield S Class - Level 1
	2004	12.0281	13.0232	11,555
	2003	-	12.0281	11,464
	2002	-	-	0
	2001	10.0000	-	0
MFS/Sun Life High Yield S Class - Level 2
	2004	11.9854	12.9572	105,081
	2003	10.0033	11.9854	123,778
	2002	9.8907	10.0033	117,914
	2001	10.0000	9.8907	39,706
MFS/Sun Life High Yield S Class - Level 3
	2004	11.9570	12.9135	18,095
	2003	9.9897	11.9570	19,211
	2002	-	9.9897	20,475
	2001	10.0000	-	0
MFS/Sun Life High Yield S Class - Level 4
	2004	11.9428	12.8915	101,002
	2003	9.9829	11.9428	174,541
	2002	9.8856	9.9829	151,233
	2001	10.0000	9.8856	44,929
MFS/Sun Life High Yield S Class - Level 5
	2004	11.9144	12.8478	79,072
	2003	9.9693	11.9144	85,996
	2002	9.8821	9.9693	83,942
	2001	10.0000	9.8821	25,151
MFS/Sun Life High Yield S Class - Level 6
	2004	11.8720	12.7825	104,111
	2003	9.9489	11.8720	114,134
	2002	9.8769	9.9489	105,349
	2001	10.0000	9.8769	50,617
MFS/Sun Life High Yield Series - Level 2
	2004	11.2733	12.2069	169,687
	2003	9.3909	11.2733	186,208
	2002	9.2504	9.3909	211,310
	2001	9.1972	9.2504	286,880
	2000	10.0000	9.1972	31,852
MFS/Sun Life High Yield Series - Level 3
	2004	11.2339	12.1519	73,878
	2003	9.3676	11.2339	80,215
	2002	9.2367	9.3676	50,184
	2001	-	9.2367	11,033
	2000	10.0000	-	0
MFS/Sun Life High Yield Series - Level 4
	2004	11.2142	12.1245	148,455
	2003	9.3559	11.2142	174,561
	2002	9.2299	9.3559	143,398
	2001	9.1909	9.2299	296,337
	2000	10.0000	9.1909	44,961
MFS/Sun Life High Yield Series - Level 5
	2004	11.1750	12.0698	192,272
	2003	9.3326	11.1750	222,016
	2002	9.2163	9.3326	226,002
	2001	9.1867	9.2163	443,200
	2000	10.0000	9.1867	67,901
MFS/Sun Life High Yield Series - Level 6
	2004	11.1163	11.9881	80,437
	2003	9.2977	11.1163	85,103
	2002	9.1958	9.2977	65,178
	2001	9.1804	9.1958	150,241
	2000	10.0000	9.1804	15,842
MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 1
	2004	8.4680	9.1676	24,929
	2003	6.9628	8.4680	24,694
	2002	-	6.9628	31,959
	2001	10.0000	-	0
MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 2
	2004	8.4379	9.1210	144,016
	2003	6.9486	8.4379	159,074
	2002	9.7790	6.9486	142,183
	2001	10.0000	9.7790	65,312
MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 4
	2004	8.4079	9.0748	111,989
	2003	6.9344	8.4079	121,456
	2002	9.7739	6.9344	119,890
	2001	10.0000	9.7739	33,764
MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 5
	2004	8.3879	9.0440	100,574
	2003	6.9249	8.3879	108,571
	2002	9.7705	6.9249	95,787
	2001	10.0000	9.7705	24,800
MFS/Sun Life Massachusetts Investors Growth Stock S Class - Level 6
	2004	8.3580	8.9980	210,928
	2003	6.9107	8.3580	231,831
	2002	9.7653	6.9107	237,736
	2001	10.0000	9.7653	73,389
MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 1
	2004	5.5499	6.0222	16,566
	2003	4.5434	5.5499	16,566
	2002	6.3791	4.5434	37,264
	2001	8.5799	6.3791	41,073
	2000	10.0000	8.5799	2,827
MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 2
	2004	5.5208	5.9816	420,832
	2003	4.5264	5.5208	451,302
	2002	6.3649	4.5264	504,454
	2001	8.5740	6.3649	616,866
	2000	10.0000	8.5740	129,303
MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 3
	2004	5.5016	5.9546	41,225
	2003	4.5152	5.5016	41,225
	2002	6.3556	4.5152	41,225
	2001	8.5701	6.3556	41,225
	2000	10.0000	8.5701	41,225
MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 4
	2004	5.4919	5.9411	431,617
	2003	4.5095	5.4919	504,226
	2002	6.3508	4.5095	582,362
	2001	8.5681	6.3508	689,060
	2000	10.0000	8.5681	161,937
MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 5
	2004	5.4726	5.9143	752,485
	2003	4.4983	5.4726	915,058
	2002	6.3414	4.4983	1,006,081
	2001	8.5642	6.3414	1,304,066
	2000	10.0000	8.5642	309,307
MFS/Sun Life Massachusetts Investors Growth Stock Series - Level 6
	2004	5.4439	5.8742	304,008
	2003	4.4814	5.4439	347,612
	2002	6.3274	4.4814	371,781
	2001	8.5583	6.3274	430,921
	2000	10.0000	8.5583	181,314
MFS/Sun Life Massachusetts Investors Trust S Class - Level 2
	2004	9.0989	10.0498	108,482
	2003	7.5171	9.0989	114,808
	2002	9.6743	7.5171	111,975
	2001	10.0000	9.6743	35,068
MFS/Sun Life Massachusetts Investors Trust S Class - Level 3
	2004	9.0773	10.0158	10,829
	2003	7.5068	9.0773	10,829
	2002	9.6709	7.5068	10,829
	2001	10.0000	9.6709	7,108
MFS/Sun Life Massachusetts Investors Trust S Class - Level 4
	2004	9.0665	9.9988	68,796
	2003	7.5017	9.0665	50,388
	2002	9.6692	7.5017	44,600
	2001	10.0000	9.6692	12,603
MFS/Sun Life Massachusetts Investors Trust S Class - Level 5
	2004	9.0449	9.9649	44,085
	2003	7.4914	9.0449	45,791
	2002	9.6659	7.4914	49,378
	2001	10.0000	9.6659	19,810
MFS/Sun Life Massachusetts Investors Trust S Class - Level 6
	2004	9.0127	9.9142	74,685
	2003	7.4761	9.0127	85,131
	2002	9.6608	7.4761	85,291
	2001	10.0000	9.6608	37,370
MFS/Sun Life Massachusetts Investors Trust Series - Level 2
	2004	7.5562	8.3644	225,036
	2003	6.2231	7.5562	244,006
	2002	7.9920	6.2231	266,985
	2001	9.5949	7.9920	295,421
	2000	10.0000	9.5949	72,001
MFS/Sun Life Massachusetts Investors Trust Series - Level 3
	2004	-	-	0
	2003	-	-	0
	2002	7.9802	-	0
	2001	-	7.9802	8,601
	2000	10.0000	-	0
MFS/Sun Life Massachusetts Investors Trust Series - Level 4
	2004	7.5166	8.3079	193,615
	2003	6.1999	7.5166	204,033
	2002	7.9743	6.1999	226,747
	2001	9.5883	7.9743	296,698
	2000	10.0000	9.5883	75,067
MFS/Sun Life Massachusetts Investors Trust Series - Level 5
	2004	7.4902	8.2703	472,343
	2003	6.1844	7.4902	557,092
	2002	7.9625	6.1844	580,255
	2001	9.5839	7.9625	710,653
	2000	10.0000	9.5839	146,370
MFS/Sun Life Massachusetts Investors Trust Series - Level 6
	2004	7.4509	8.2144	141,030
	2003	6.1613	7.4509	168,084
	2002	7.9448	6.1613	185,100
	2001	9.5773	7.9448	216,653
	2000	10.0000	9.5773	68,760
MFS/Sun Life New Discovery S Class - Level 1
	2004	9.0569	9.6131	15,906
	2003	6.7759	9.0569	15,471
	2002	-	6.7759	8,310
	2001	10.0000	-	0
MFS/Sun Life New Discovery S Class - Level 2
	2004	9.0246	9.5643	402,436
	2003	6.7620	9.0246	411,586
	2002	10.3117	6.7620	305,373
	2001	10.0000	10.3117	38,803
MFS/Sun Life New Discovery S Class - Level 3
	2004	9.0033	9.5320	33,066
	2003	6.7528	9.0033	32,200
	2002	-	6.7528	28,159
	2001	10.0000	-	0
MFS/Sun Life New Discovery S Class - Level 4
	2004	8.9925	9.5158	289,832
	2003	6.7482	8.9925	288,785
	2002	10.3063	6.7482	232,438
	2001	10.0000	10.3063	34,846
MFS/Sun Life New Discovery S Class - Level 5
	2004	8.9712	9.4835	325,298
	2003	6.7390	8.9712	300,630
	2002	10.3027	6.7390	230,446
	2001	10.0000	10.3027	20,876
MFS/Sun Life New Discovery S Class - Level 6
	2004	8.9392	9.4353	494,826
	2003	6.7252	8.9392	483,812
	2002	10.2973	6.7252	415,023
	2001	10.0000	10.2973	60,891
MFS/Sun Life New Discovery Series - Level 1
	2004	7.1262	7.5829	15,576
	2003	5.3206	7.1262	21,066
	2002	8.0769	5.3206	15,576
	2001	8.5985	8.0769	15,576
	2000	10.0000	8.5985	3,013
MFS/Sun Life New Discovery Series - Level 2
	2004	7.0889	7.5317	422,773
	2003	5.3007	7.0889	443,077
	2002	8.0590	5.3007	500,035
	2001	8.5926	8.0590	287,902
	2000	10.0000	8.5926	108,572
MFS/Sun Life New Discovery Series - Level 3
	2004	7.0641	7.4978	77,424
	2003	5.2875	7.0641	74,001
	2002	8.0471	5.2875	74,134
	2001	8.5887	8.0471	74,268
	2000	10.0000	8.5887	74,514
MFS/Sun Life New Discovery Series - Level 4
	2004	7.0517	7.4808	479,126
	2003	5.2809	7.0517	530,406
	2002	8.0411	5.2809	535,192
	2001	8.5867	8.0411	317,109
	2000	10.0000	8.5867	119,748
MFS/Sun Life New Discovery Series - Level 5
	2004	7.0270	7.4470	680,446
	2003	5.2677	7.0270	693,381
	2002	8.0292	5.2677	699,565
	2001	8.5828	8.0292	520,697
	2000	10.0000	8.5828	178,251
MFS/Sun Life New Discovery Series - Level 6
	2004	6.9901	7.3966	381,201
	2003	5.2480	6.9901	386,335
	2002	8.0114	5.2480	381,116
	2001	8.5769	8.0114	262,121
	2000	10.0000	8.5769	113,259
MFS/Sun Life Total Return S Class - Level 1
	2004	10.7517	-	0
	2003	9.2957	10.7517	41,516
	2002	-	9.2957	39,880
	2001	10.0000	-	0
MFS/Sun Life Total Return S Class - Level 2
	2004	10.7135	11.7701	348,136
	2003	9.2767	10.7135	391,422
	2002	9.9714	9.2767	443,618
	2001	10.0000	9.9714	113,662
MFS/Sun Life Total Return S Class - Level 3
	2004	10.6882	11.7304	19,000
	2003	9.2641	10.6882	20,171
	2002	-	9.2641	21,499
	2001	10.0000	-	0
MFS/Sun Life Total Return S Class - Level 4
	2004	10.6754	11.7105	426,907
	2003	9.2578	10.6754	433,932
	2002	9.9661	9.2578	388,788
	2001	10.0000	9.9661	131,011
MFS/Sun Life Total Return S Class - Level 5
	2004	10.6500	11.6708	275,429
	2003	9.2451	10.6500	304,717
	2002	9.9626	9.2451	304,688
	2001	10.0000	9.9626	88,166
MFS/Sun Life Total Return S Class - Level 6
	2004	10.6121	11.6114	508,507
	2003	9.2262	10.6121	521,596
	2002	9.9574	9.2262	491,799
	2001	10.0000	9.9574	121,906
MFS/Sun Life Total Return Series - Level 1
	2004	12.0408	-	0
	2003	10.3818	12.0408	24,121
	2002	11.1223	10.3818	40,252
	2001	-	11.1223	26,038
	2000	10.0000	-	0
MFS/Sun Life Total Return Series - Level 2
	2004	11.9777	13.1977	317,043
	2003	10.3432	11.9777	338,639
	2002	11.0978	10.3432	405,747
	2001	11.1705	11.0978	354,901
	2000	10.0000	11.1705	29,963
MFS/Sun Life Total Return Series - Level 3
	2004	11.9359	-	0
	2003	-	11.9359	8,272
	2002	11.0814	-	0
	2001	-	11.0814	21,495
	2000	10.0000	-	0
MFS/Sun Life Total Return Series - Level 4
	2004	11.9150	13.1087	295,637
	2003	10.3046	11.9150	352,778
	2002	11.0732	10.3046	376,093
	2001	11.1628	11.0732	340,045
	2000	10.0000	11.1628	27,987
MFS/Sun Life Total Return Series - Level 5
	2004	11.8733	13.0495	672,158
	2003	10.2790	11.8733	731,555
	2002	11.0569	10.2790	750,534
	2001	11.1577	11.0569	608,471
	2000	10.0000	11.1577	58,375
MFS/Sun Life Total Return Series - Level 6
	2004	11.8110	12.9612	148,256
	2003	10.2406	11.8110	185,847
	2002	11.0324	10.2406	193,757
	2001	11.1500	11.0324	156,762
	2000	10.0000	11.1500	4,270
MFS/Sun Life Utilities S Class - Level 2
	2004	9.0060	11.5742	128,427
	2003	6.6976	9.0060	128,774
	2002	8.9330	6.6976	48,119
	2001	10.0000	8.9330	29,888
MFS/Sun Life Utilities S Class - Level 4
	2004	8.9740	11.5155	121,410
	2003	6.6839	8.9740	126,739
	2002	8.9283	6.6839	99,241
	2001	10.0000	8.9283	74,789
MFS/Sun Life Utilities S Class - Level 5
	2004	8.9527	11.4765	42,850
	2003	6.6748	8.9527	41,863
	2002	8.9252	6.6748	48,007
	2001	10.0000	8.9252	15,720
MFS/Sun Life Utilities S Class - Level 6
	2004	8.9208	11.4181	133,159
	2003	6.6611	8.9208	159,495
	2002	8.9204	6.6611	118,281
	2001	10.0000	8.9204	59,417
MFS/Sun Life Utilities Series - Level 2
	2004	7.3511	9.4734	150,806
	2003	5.4577	7.3511	181,859
	2002	7.2508	5.4577	171,363
	2001	9.6919	7.2508	251,743
	2000	10.0000	9.6919	86,311
MFS/Sun Life Utilities Series - Level 3
	2004	7.3254	9.4307	23,829
	2003	5.4442	7.3254	23,829
	2002	7.2401	5.4442	23,829
	2001	9.6874	7.2401	51,498
	2000	10.0000	9.6874	23,829
MFS/Sun Life Utilities Series - Level 4
	2004	7.3126	9.4094	262,866
	2003	5.4374	7.3126	300,754
	2002	7.2347	5.4374	331,406
	2001	9.6852	7.2347	467,748
	2000	10.0000	9.6852	125,061
MFS/Sun Life Utilities Series - Level 5
	2004	7.2869	9.3669	344,485
	2003	5.4238	7.2869	340,194
	2002	7.2240	5.4238	378,852
	2001	9.6808	7.2240	607,648
	2000	10.0000	9.6808	144,204
MFS/Sun Life Utilities Series - Level 6
	2004	7.2487	9.3035	172,612
	2003	5.4035	7.2487	206,340
	2002	7.2080	5.4035	206,403
	2001	9.6741	7.2080	225,695
	2000	10.0000	9.6741	23,830
PIMCO Real Return Portfolio - Level 2
	2004	10.8560	11.6879	194,796
	2003	10.0890	10.8560	168,067
	2002	10.0000	10.0890	34,532
PIMCO Real Return Portfolio - Level 4
	2004	10.8354	11.6480	81,998
	2003	10.0852	10.8354	63,560
	2002	10.0000	10.0852	10,048
PIMCO Real Return Portfolio - Level 5
	2004	10.8217	11.6214	213,263
	2003	-	10.8217	167,060
	2002	10.0000	-	0
PIMCO Real Return Portfolio - Level 6
	2004	10.8011	11.5816	84,438
	2003	10.0787	10.8011	79,405
	2002	10.0000	10.0787	556
PIMCO Total Return Portfolio - Level 1
	2004	10.6347	11.0430	20,404
	2003	-	10.6347	23,337
	2002	10.0000	-	0
PIMCO Total Return Portfolio - Level 2
	2004	10.6145	11.0053	658,028
	2003	10.2223	10.6145	552,967
	2002	10.0000	10.2223	435,785
PIMCO Total Return Portfolio - Level 3
	2004	10.6010	10.9802	16,487
	2003	10.2197	10.6010	13,451
	2002	10.0000	10.2197	15,596
PIMCO Total Return Portfolio - Level 4
	2004	10.5943	10.9677	506,746
	2003	10.2184	10.5943	449,045
	2002	10.0000	10.2184	341,204
PIMCO Total Return Portfolio - Level 5
	2004	10.5808	10.9426	623,111
	2003	10.2157	10.5808	594,126
	2002	10.0000	10.2157	401,629
PIMCO Total Return Portfolio - Level 6
	2004	10.5607	10.9051	576,084
	2003	10.2118	10.5607	516,637
	2002	10.0000	10.2118	377,785
PIMCO Emerging Markets Bond Portfolio - Level 1
	2004	15.1763	-	0
	2003	-	15.1763	2,574
	2002	10.0000	-	0
PIMCO Emerging Markets Bond Portfolio - Level 2
	2004	15.1475	16.7879	267,370
	2003	11.6361	15.1475	271,202
	2002	10.0000	11.6361	260,289
PIMCO Emerging Markets Bond Portfolio - Level 3
	2004	15.1283	16.7497	10,805
	2003	11.6332	15.1283	9,565
	2002	10.0000	11.6332	16,208
PIMCO Emerging Markets Bond Portfolio - Level 4
	2004	15.1187	16.7306	221,898
	2003	11.6317	15.1187	222,246
	2002	10.0000	11.6317	237,851
PIMCO Emerging Markets Bond Portfolio - Level 5
	2004	15.0996	16.6924	283,635
	2003	11.6287	15.0996	278,531
	2002	10.0000	11.6287	309,006
PIMCO Emerging Markets Bond Portfolio - Level 6
	2004	15.0708	16.6352	255,743
	2003	11.6243	15.0708	237,897
	2002	10.0000	11.6243	270,125
PIMCO High Yield Portfolio - Level 1
	2004	13.1967	-	0
	2003	-	13.1967	3,597
	2002	10.0000	-	0
PIMCO High Yield Portfolio - Level 2
	2004	13.1717	14.2649	382,101
	2003	10.8412	13.1717	379,080
	2002	10.0000	10.8412	262,811
PIMCO High Yield Portfolio - Level 3
	2004	13.1550	14.2324	43,915
	2003	10.8385	13.1550	42,001
	2002	10.0000	10.8385	19,016
PIMCO High Yield Portfolio - Level 4
	2004	13.1467	14.2162	337,137
	2003	10.8371	13.1467	331,901
	2002	10.0000	10.8371	232,740
PIMCO High Yield Portfolio - Level 5
	2004	13.1300	14.1837	442,424
	2003	10.8343	13.1300	426,056
	2002	10.0000	10.8343	313,993
PIMCO High Yield Portfolio - Level 6
	2004	13.1050	14.1351	395,668
	2003	10.8301	13.1050	363,196
	2002	10.0000	10.8301	271,007
Rydex VT Nova Fund - Level 2
	2004	7.2330	8.1951	6,072
	2003	5.2569	7.2330	10,063
	2002	-	5.2569	6,771
	2001	10.0000	-	0
Rydex VT Nova Fund - Level 4
	2004	7.2037	8.1495	6,695
	2003	5.2436	7.2037	7,095
	2002	8.2657	5.2436	11,582
	2001	10.0000	8.2657	5,319
Rydex VT Nova Fund - Level 5
	2004	7.1842	8.1192	35,527
	2003	5.2346	7.1842	35,924
	2002	-	5.2346	41,343
	2001	10.0000	-	5,830
Rydex VT Nova Fund - Level 6
	2004	7.1551	8.0739	11,864
	2003	5.2213	7.1551	4,695
	2002	-	5.2213	5,521
	2001	10.0000	-	0
Rydex VT OTC Fund - Level 2
	2004	6.9082	7.4668	12,755
	2003	4.8058	6.9082	29,110
	2002	7.9510	4.8058	15,059
	2001	10.0000	7.9510	3,110
Rydex VT OTC Fund - Level 4
	2004	6.8802	7.4253	11,603
	2003	4.7936	6.8802	17,818
	2002	7.9429	4.7936	16,101
	2001	10.0000	7.9429	12,073
Rydex VT OTC Fund - Level 5
	2004	6.8616	7.3976	29,457
	2003	4.7855	6.8616	38,976
	2002	7.9375	4.7855	53,755
	2001	10.0000	7.9375	112,079
Rydex VT OTC Fund - Level 6
	2004	6.8338	7.3564	17,160
	2003	4.7733	6.8338	23,222
	2002	7.9294	4.7733	26,765
	2001	10.0000	7.9294	17,937
SC Blue Chip Mid Cap Fund - Level 1
	2004	10.4338	11.9968	14,095
	2003	7.7439	10.4338	17,032
	2002	9.1920	7.7439	28,554
	2001	9.5985	9.1920	14,095
	2000	10.0000	9.5985	2,643
SC Blue Chip Mid Cap Fund - Level 2
	2004	10.3792	11.9157	516,383
	2003	7.7151	10.3792	528,079
	2002	9.1716	7.7151	583,040
	2001	9.5919	9.1716	442,707
	2000	10.0000	9.5919	173,017
SC Blue Chip Mid Cap Fund - Level 3
	2004	10.3429	11.8621	65,649
	2003	7.6959	10.3429	65,366
	2002	9.1581	7.6959	73,399
	2001	9.5875	9.1581	108,912
	2000	10.0000	9.5875	31,687
SC Blue Chip Mid Cap Fund - Level 4
	2004	10.3248	11.8353	638,728
	2003	7.6863	10.3248	671,324
	2002	9.1513	7.6863	687,323
	2001	9.5853	9.1513	582,452
	2000	10.0000	9.5853	165,502
SC Blue Chip Mid Cap Fund - Level 5
	2004	10.2886	11.7819	884,961
	2003	7.6671	10.2886	837,387
	2002	9.1378	7.6671	875,908
	2001	9.5809	9.1378	686,607
	2000	10.0000	9.5809	203,101
SC Blue Chip Mid Cap Fund - Level 6
	2004	10.2346	11.7021	465,400
	2003	7.6385	10.2346	482,661
	2002	9.1175	7.6385	501,520
	2001	9.5744	9.1175	274,202
	2000	10.0000	9.5744	32,311
SC Davis Venture Value Fund - Level 1
	2004	9.2995	-	0
	2003	7.1979	9.2995	32,686
	2002	8.6823	7.1979	56,937
	2001	-	8.6823	10,218
	2000	10.0000	-	0
SC Davis Venture Value Fund - Level 2
	2004	9.2509	10.2829	485,931
	2003	7.1710	9.2509	500,359
	2002	8.6631	7.1710	497,481
	2001	9.8045	8.6631	427,069
	2000	10.0000	9.8045	101,048
SC Davis Venture Value Fund - Level 3
	2004	9.2185	10.2367	27,687
	2003	7.1532	9.2185	40,912
	2002	8.6503	7.1532	27,902
	2001	9.8000	8.6503	28,030
	2000	10.0000	9.8000	28,266
SC Davis Venture Value Fund - Level 4
	2004	9.2024	10.2135	446,357
	2003	7.1443	9.2024	442,469
	2002	8.6439	7.1443	441,340
	2001	9.7978	8.6439	335,924
	2000	10.0000	9.7978	86,152
SC Davis Venture Value Fund - Level 5
	2004	9.1701	10.1674	846,714
	2003	7.1265	9.1701	841,421
	2002	8.6311	7.1265	862,211
	2001	9.7933	8.6311	841,886
	2000	10.0000	9.7933	200,187
SC Davis Venture Value Fund - Level 6
	2004	9.1220	10.0986	653,579
	2003	7.0998	9.1220	637,190
	2002	8.6120	7.0998	653,691
	2001	9.7865	8.6120	488,789
	2000	10.0000	9.7865	87,552
Sun Capital Investment Grade Bond Fund - Level 2
	2004	12.6359	13.2923	274,675
	2003	11.6578	12.6359	345,127
	2002	11.2106	11.6578	508,676
	2001	10.5760	11.2106	534,772
	2000	10.0000	10.5760	24,924
Sun Capital Investment Grade Bond Fund - Level 3
	2004	-	-	0
	2003	-	-	0
	2002	11.1940	-	0
	2001	-	11.1940	22,984
	2000	10.0000	-	0
Sun Capital Investment Grade Bond Fund - Level 4
	2004	12.5698	13.2026	404,629
	2003	11.6144	12.5698	495,556
	2002	11.1858	11.6144	543,428
	2001	10.5688	11.1858	677,168
	2000	10.0000	10.5688	74,085
Sun Capital Investment Grade Bond Fund - Level 5
	2004	12.5258	13.1430	379,763
	2003	11.5855	12.5258	446,916
	2002	11.1693	11.5855	515,557
	2001	10.5639	11.1693	712,079
	2000	10.0000	10.5639	74,451
Sun Capital Investment Grade Bond Fund - Level 6
	2004	12.4600	13.0541	294,705
	2003	11.5422	12.4600	372,349
	2002	11.1445	11.5422	390,315
	2001	10.5567	11.1445	441,906
	2000	-	10.5567	18,259
	2000	10.0000	-	0
Sun Capital Money Market Fund - Level 1
	2004	10.4559	10.4274	26,472
	2003	10.5038	10.4559	26,472
	2002	10.4918	10.5038	29,610
	2001	-	10.4918	16,107
	2000	10.0000	-	0
Sun Capital Money Market Fund - Level 2
	2004	10.4011	10.3570	796,965
	2003	10.4646	10.4011	983,164
	2002	10.4686	10.4646	1,930,816
	2001	10.2240	10.4686	1,065,639
	2000	10.0000	10.2240	157,296
Sun Capital Money Market Fund - Level 3
	2004	-	10.3104	23,772
	2003	10.4387	-	0
	2002	10.4532	10.4387	57,279
	2001	-	10.4532	18,208
	2000	10.0000	-	0
Sun Capital Money Market Fund - Level 4
	2004	10.3467	10.2871	702,235
	2003	10.4257	10.3467	571,525
	2002	10.4455	10.4257	971,091
	2001	10.2169	10.4455	703,047
	2000	10.0000	10.2169	27,989
Sun Capital Money Market Fund - Level 5
	2004	10.3105	10.2406	1,055,300
	2003	10.3997	10.3105	975,068
	2002	10.4300	10.3997	1,718,801
	2001	10.2123	10.4300	1,364,951
	2000	10.0000	10.2123	145,304
Sun Capital Money Market Fund - Level 6
	2004	10.2563	10.1714	737,490
	2003	10.3609	10.2563	528,825
	2002	10.4069	10.3609	768,414
	2001	10.2052	10.4069	354,369
	2000	10.0000	10.2052	15,319
Sun Capital Real Estate Fund - Level 1
	2004	16.6007	-	0
	2003	-	16.6007	1,575
	2002	-	-	0
	2001	-	-	0
	2000	10.0000	-	0
Sun Capital Real Estate Fund - Level 2
	2004	16.5138	21.7622	315,130
	2003	12.2884	16.5138	354,192
	2002	11.9422	12.2884	382,230
	2001	10.7336	11.9422	168,551
	2000	10.0000	10.7336	58,623
Sun Capital Real Estate Fund - Level 3
	2004	16.4562	21.6644	10,882
	2003	12.2579	16.4562	18,592
	2002	11.9247	12.2579	18,840
	2001	-	11.9247	2,594
	2000	10.0000	-	0
Sun Capital Real Estate Fund - Level 4
	2004	16.4273	21.6154	255,931
	2003	12.2426	16.4273	290,882
	2002	11.9158	12.2426	314,174
	2001	10.7263	11.9158	165,018
	2000	10.0000	10.7263	46,344
Sun Capital Real Estate Fund - Level 5
	2004	16.3698	21.5179	300,115
	2003	12.2122	16.3698	353,496
	2002	11.8982	12.2122	353,609
	2001	10.7214	11.8982	156,630
	2000	10.0000	10.7214	40,664
Sun Capital Real Estate Fund - Level 6
	2004	16.2839	21.3723	249,844
	2003	12.1666	16.2839	281,743
	2002	11.8719	12.1666	299,271
	2001	10.7140	11.8719	78,541
	2000	10.0000	10.7140	6,825
SC Value Small Cap Fund - Level 1
	2004	14.4157	-	0
	2003	-	14.4157	2,731
	2002	-	-	0
	2001	-	-	0
	2000	10.0000	-	0
SC Value Small Cap Fund - Level 2
	2004	14.3402	16.7874	384,246
	2003	10.2435	14.3402	413,905
	2002	13.0549	10.2435	446,910
	2001	12.1260	13.0549	169,141
	2000	10.0000	12.1260	27,336
SC Value Small Cap Fund - Level 3
	2004	14.2902	16.7119	30,491
	2003	10.2181	14.2902	30,358
	2002	13.0357	10.2181	28,628
	2001	12.1204	13.0357	13,236
	2000	10.0000	12.1204	9,948
SC Value Small Cap Fund - Level 4
	2004	14.2651	16.6741	392,572
	2003	10.2053	14.2651	406,711
	2002	13.0260	10.2053	429,231
	2001	12.1177	13.0260	180,163
	2000	10.0000	12.1177	30,580
SC Value Small Cap Fund - Level 5
	2004	14.2152	16.5988	456,198
	2003	10.1799	14.2152	471,019
	2002	13.0068	10.1799	496,050
	2001	12.1121	13.0068	183,767
	2000	10.0000	12.1121	30,730
SC Value Small Cap Fund - Level 6
	2004	14.1406	16.4865	371,710
	2003	10.1419	14.1406	369,576
	2002	12.9779	10.1419	409,778
	2001	12.1038	12.9779	94,796
	2000	10.0000	12.1038	7,205
Sun Capital All Cap Fund - Level 2
	2004	11.3331	13.4865	39,671
	2003	-	11.3331	40,534
	2002	10.0000	-	0
Sun Capital All Cap Fund - Level 4
	2004	11.3044	13.4319	22,725
	2003	7.4912	11.3044	3,388
	2002	10.0000	7.4912	500
Sun Capital All Cap Fund - Level 5
	2004	11.2853	13.3955	23,955
	2003	7.4861	11.2853	8,284
	2002	10.0000	7.4861	839
Sun Capital All Cap Fund - Level 6
	2004	11.2566	13.3411	8,510
	2003	-	11.2566	1,420
	2002	10.0000	-	0
Templeton Growth Securities Fund, Class 2 - Level 2
	2004	13.8447	15.8783	5,957
	2003	10.5995	13.8447	2,282
	2002	10.0000	10.5995	158
Templeton Growth Securities Fund, Class 2 - Level 4
	2004	-	15.8241	7,482
	2003	-	-	0
	2002	10.0000	-	0
Templeton Growth Securities Fund, Class 2 - Level 5
	2004	13.8010	15.7880	33,136
	2003	10.5927	13.8010	11,111
	2002	10.0000	10.5927	1,119
Templeton Growth Securities Fund, Class 2 - Level 6
	2004	13.7747	15.7339	11,474
	2003	-	13.7747	844
	2002	10.0000	-	0
Templeton Foreign Securities Fund, Class 2 - Level 1
	2004	13.6958	16.0707	9,599
	2003	-	13.6958	10,289
	2002	10.0000	-	0
Templeton Foreign Securities Fund, Class 2 - Level 2
	2004	13.6698	16.0159	25,125
	2003	10.4595	13.6698	10,033
	2002	10.0000	10.4595	22,607
Templeton Foreign Securities Fund, Class 2 - Level 4
	2004	13.6439	15.9612	12,039
	2003	10.4555	13.6439	9,499
	2002	10.0000	10.4555	2,868
Templeton Foreign Securities Fund, Class 2 - Level 5
	2004	13.6266	15.9247	42,168
	2003	-	13.6266	32,566
	2002	10.0000	-	0
Templeton Foreign Securities Fund, Class 2 - Level 6
	2004	13.6007	15.8702	20,215
	2003	-	13.6007	10,909
	2002	10.0000	-	0

APPENDIX J

INVESTMENT OPTIONS AND EXPENSES FOR INITIAL CLASS SHARES

The MFS/Sun Life Series Trust Fund options shown in this prospectus are the "Service Class" shares of the Trust. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class.

Each MFS/Sun Life Series Trust Fund also has an "Initial Class" of shares. All Contracts purchased before August 27, 2001, are invested in the "Initial Class." The following Initial Class Funds are available to owners of such Contracts:
Large-Cap Value Equity Funds	Small-Cap Growth Equity Funds
MFS/Sun Life Total Return Series	MFS/ Sun Life New Discovery Series
Large-Cap Blend Equity Funds	Large-Cap Value Sector Equity Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Utilities Series
Large-Cap Growth Equity Funds	High Quality Intermediate-Term Bond Funds
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Fund
MFS/ Sun Life Massachusetts Investors Growth	MFS/ Sun Life High Yield Series
Stock Series

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense ratios, which are 0.25% lower for the Initial Class shares. The "Total Annual Fund Operating Expenses" under the heading "FEES AND EXPENSES" associated with the Initial Class expenses are shown below. The EXAMPLE is the same as shown on page 10.
Total Annual Fund Operating Expenses	Minimum	Maximum

(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses, prior to any fee waiver or expense reimbursement)

Prior to any fee waiver or expense reimbursement*	0.61%	3.45%
*	The expenses shown are for the year ended December 31, 2004, and do not reflect any fee waiver or expense reimbursement.

**

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through May 1, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are taken into consideration are 0.61% and 1.90%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481
Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481